EXHIBIT 2

VOCE CATALYST PARTNERS LP, VOCE CAPITAL LLC, VOCE CAPITAL MANAGEMENT LLC AND J. DANIEL PLANTS (COLLECTIVELY, “VOCE”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT WRITTEN PROXIES FROM THE STOCKHOLDERS OF OBAGI MEDICAL PRODUCTS, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2013 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY VOCE, JAMES B. HICKEY, JR., GEORGE M. LASEZKAY, JOSEPH V. LASH, KRISTIN MCDONNELL AND JOSEPH E. WHITTERS (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF THE COMPANY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, VOCE WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Voce Capital Management LLC, together with the entities and individuals below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of the Issuer in connection with the 2013 annual meeting of stockholders (the “Proxy Solicitation”).

The Participants include (i) Voce Catalyst Partners LP, a Delaware limited partnership (“Voce Catalyst”); (ii) Voce Capital LLC, a Delaware limited liability company (“Voce Capital”); (iii) Voce Capital Management LLC, a California limited liability company (“Voce Management”); (iv) J. Daniel Plants, a United States citizen ("Mr. Plants" and together with Voce Catalyst, Voce Capital and Voce Management, "Voce"); and (v) each of the following individuals whom Voce proposes to nominate as a director pursuant to the Proxy Solicitation, in addition to Mr. Plants: James B. Hickey, Jr., George M. Lasezkay, Joseph V. Lash, Kristin McDonnell and Joseph E. Whitters (together with Mr. Plants, each a "Nominee" and collectively, the "Nominees").

Mr. Plants is primarily engaged in the business of investment management and serves as the sole managing member of Voce Capital and the Managing Partner of Voce Management.  The principal business of Voce Management is to serve as investment manager to Voce Catalyst, the principal business of each of which is to invest in securities.  The principal business of Voce Capital is to serve as the general partner of Voce Management.  The principal business of Mr. Hickey is to serve as President and Chief Executive Officer of Phraxis, a privately held medical device company.  The principal business of Dr. Lasezkay is to serve as President of Horizon Pharma Group, a consultancy to life science companies on strategy and business development.  The principal business of Mr. Lash is to serve as Managing Member of VT Capital, a private equity investment firm.  The principal business of Ms. McDonnell is to serve as Managing Director of M33 Partners, a digital media strategy consultancy.  The principal business of Mr. Whitters is to serve as an advisor to Frazier Health Care, a venture capital and private equity firm.

The principal business address of Voce is 600 Montgomery Street, Suite 210, San Francisco, California 94111.  The principal business address of Mr. Hickey is 4608 Edina Boulevard, Edina, Minnesota 55424.  The principal business address of Dr. Lasezkay is 21 Lusitano, Coto de Caza, California 92679.  The principal business address of Mr. Lash is 27A Imperial Avenue, Westport, Connecticut 06880.  The principal business address of Ms. McDonnell is 899 Santa Cruz Avenue, Suite 219, Menlo Park, California 94025.  The principal business address of Mr. Whitters is 5228 Castlereigh Court, Granite Bay, California 95746.

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on November 30, 2012, Voce may be deemed to beneficially own, in the aggregate, 50,000 shares, representing approximately 0.29% of the Issuer’s outstanding Common Stock.  In addition, as of such date, Ms. McDonnell owns 1,895 shares of Common Stock, or approximately 0.01% of the outstanding Common Stock.   As of such date, no Nominee other than Ms. McDonnell beneficially owns any shares of Common Stock other than the shares of Common Stock beneficially owned by Mr. Plants by virtue of his being the managing member of Voce Capital and the Managing Partner of Voce Management.  The percentages used herein are calculated based upon the 17,413,304 shares of Common Stock outstanding as of October 29, 2012, as reported in the Issuer’s Form 10-Q for the quarterly period ended September 30, 2012 filed with Securities and Exchange Commission on November 1, 2012.

The Participants may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act.  Collectively, as of the close of business on November 30, 2012, the group may be deemed to have voting control over a combined 51,895 shares of Common Stock, constituting approximately 0.30% of the outstanding shares of Common Stock and beneficial ownership over a combined 51,895 shares constituting approximately 0.30% of the Issuer’s outstanding Common Stock

In addition to the above, employees of the Participants may assist in the solicitation of consents and will receive no additional consideration therefor and any persons nominated by the Participants for director of the Issuer pursuant to the Participants' consent solicitation will, when identified, constitute additional participants in the solicitation.